Exhibit 99.1

PetroLogistics LP Announces Financial Results and Cash Distribution for First Quarter 2013

HOUSTON, Texas, April 24, 2013 /PRNewswire — PetroLogistics LP (NYSE: PDH) (the “Partnership”), today announces financial results and a cash distribution for the first quarter of 2013. The distribution for the quarter ended March 31, 2013, is 67 cents per common unit.

Total sales in the first quarter were $208.7 million and net income for the quarter was $57.1 million. The Partnership’s reported results include certain items that impact comparability of financial results between reporting periods. Excluding the impact of these items, the Partnership’s Adjusted net income was $83.0 million, and Adjusted EBITDA was $100.0 million.

Cash available for distribution totaled $93.1 million for the first quarter of 2013. Adjusted net income, Adjusted EBITDA and cash available for distribution are non-GAAP financial measures. Please see “Non-GAAP Financial Measures” included later in this release for reconciliations of these Non-GAAP Financial Measures to the most directly comparable GAAP measures.

“Results for the first quarter represented a significant improvement from the challenging conditions experienced during most of the second half of last year,” said Nathan Ticatch, President and Chief Executive Officer.  “Propylene prices were strong, and we continued to enjoy attractive propane feedstock costs leading to record profitability.”

Operations

The Partnership produced 299 million pounds of propylene and sold 289 million pounds of propylene during the first quarter of 2013. The Partnership recognized total sales of $208.7 million during the quarter, which included propylene sales of $204.3 million.

Cost of sales was $114.1 million for the first quarter of 2013. The primary component of cost of sales is propane feedstock, which represented approximately 70% of total production costs for the first quarter of 2013. The average propane price for the quarter was 86 cents per gallon.

For the first quarter of 2013, the Partnership had a gross profit of $94.6 million, and the average propane-to-propylene spread(1) was 50.4 cents per pound.

Financing

During the first quarter the Partnership completed the issuance of $365 million senior notes at 6.25% due in March 2020. The proceeds from the transaction were used to repay the borrowings outstanding under the existing term loan facility of $347.4 million and to pay related transaction costs. In addition, we increased the capacity of our revolving credit facility from $120 to $170 million and extended the term to March 2018.

Distribution

The first quarter 2013 distribution of 67 cents per common unit will be paid on May 14, 2013, to unitholders of record on May 6, 2013.

Conference Call Details

The 2013 first quarter results conference call will be held on Thursday, April 25, 2013 at 11 a.m. EST. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing  (866) 578-5771 or (617) 213-8055 and entering pass code 12541280. An audio webcast of the call will be available at www.petrologistics.com within the Investor Relations portion of the site under the Presentations section. A replay will be available by audio webcast and teleconference from 12:00 p.m. EST on April 25, 2013, through 12:00 a.m. EST on May 3, 2013. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 78534378.

About PetroLogistics LP

PetroLogistics LP is a master limited partnership which owns and operates the only U.S. propane dehydrogenation facility producing propylene from propane. The Partnership’s headquarters and operations are located in Houston, Texas.

Investor Relations

Phone: 855-840-7140

(1)  Propane-to-propylene spread is calculated as (PGP Contract Benchmark Price (cents per pound) – 1.2*(Propane Price (cents per gallon)/4.2)). This calculation assumes that it takes approximately 1.2 pounds of propane to make 1.0 pound of propylene and one gallon of propane weighs approximately 4.2 pounds.

E-mail: investor@petrologistics.com

Address: Investor Relations

600 Travis STE 3250

Houston, TX 77002

Forward-Looking Statements

Certain statements and information in this release may constitute “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the volatile nature of our business and the variable nature of our distributions; the ability of our general partner to modify or revoke our distribution policy at any time; our ability to forecast our future financial condition or results; the cyclical nature of our business; competition from other propylene producers; our reliance on propane that we purchase from Enterprise Products Operating LLC; our reliance on other third-party suppliers; the supply and price levels of propane and propylene; the risk of a material decline in production at our propane dehydrogenation facility;  potential operating hazards from accidents, fire, severe weather, floods or other natural disasters; the risk associated with governmental policies affecting the petrochemical industry; capital expenditures and potential liabilities arising from environmental laws and regulations; our potential inability to obtain or renew permits;  existing and proposed environmental laws and regulations, including those relating to climate change, alternative energy or fuel sources, and on the end-use and application of propylene; new regulations concerning the transportation of hazardous chemicals, risks of terrorism and the security of propane processing facilities; our lack of asset diversification; our dependence on a limited number of significant customers;  our ability to comply with employee safety laws and regulations; potential disruptions in the global or U.S. capital and credit markets; our potential inability to successfully implement our business strategies, including the completion of our required turnarounds and other significant capital expenditure projects;  additional risks, compliance costs and liabilities from expansions or acquisitions; our reliance on certain members of our senior management team and other key personnel of our general partner; the potential development of integrated propylene facilities by competitors or our current customers, displacing us as suppliers;  the potential shortage of skilled labor or loss of key personnel; our ability to secure appropriate and adequate debt facilities at a reasonable cost of capital; restrictions in our debt agreements; the dependence on our subsidiary for cash to meet our debt obligations; our limited operating history; risks relating to our relationship with our sponsors; and changes in our treatment as a partnership for U.S. income or state tax purposes.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission, including our annual report on Form 10-K as filed with the SEC on March 8, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

PetroLogistics LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted):

The following tables summarize the financial data and key operating statistics for the Partnership for the three months ended March 31, 2013 and 2012.  Select balance sheet data is as of March 31, 2013 and December 31, 2012.

	Three Months Ended
	March 31,
	2013	2012
	($ in millions)
	(unaudited)
Operational Data
Propylene produced (thousand pounds)	298,947	330,850
Propylene sold (thousand pounds)	288,691	356,625
Propane-to-propylene spread (cents per pound)	50.4	32.8

Consolidated Statement of Comprehensive Income (Loss):
Sales	$208.7	234.7
Cost of sales*	(114.1)	(168.7)
Gross profit	$94.6	$66.0
General and administrative expense	(4.2)	(2.8)
Equity-based compensation expense (general and administrative)	(0.6)	(11.4)
Management fee (1)	—	(0.5)
Development expense (2)	(0.6)	—
Unrealized gain (loss) on derivatives	18.4	(68.4)
Realized loss on derivatives (3)	(22.1)	(16.4)
Operating income (loss)	85.5	(33.5)
Loss on extinguishment of debt (4)	(20.5)	(7.0)
Interest expense, net	(7.1)	(4.2)
Net income (loss) before income tax expense	57.9	(44.7)
Income tax expense	(0.8)	(0.7)
Net income (loss)	$57.1	$(45.4)

Adjusted net income (excluding certain items)	$83.0	$58.3

* Amounts shown are inclusive of depreciation and amortization of $9.7 million and $8.5 million and equity-based compensation expense of $0.5 million and $0.1 million for first quarters of 2013 and 2012, respectively.

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with GAAP, additional measures are used that are known as “non-GAAP financial measures” in the evaluation of past performance and prospects for the future. These measures include Adjusted EBITDA and Adjusted net income. The presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about operating performance and ability to generate cash available for distribution, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing results of operations. These measures may exclude, for example, (i) the mark-to-market of derivative instruments that are related to underlying activities in another period or settled positions that are subject to the Omnibus Agreement, (ii) items that are not indicative of operating results and/or (iii) other items that we believe should be excluded in understanding operating performance. We have defined all such items as “Certain Items that Impact Comparability.” These additional financial measures are reconciled to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

	Three Months Ended
	March 31,
	2013	2012
	($ in millions)
	(unaudited)
Reconciliation of Net income (loss) to adjusted net income (excluding certain items) and to Adjusted EBITDA:
Net income (loss)	$57.1	$(45.4)
Equity-based compensation expense (5)	1.1	11.4
Management fee (1)	—	0.5
Unrealized (gain) loss on derivatives	(18.4)	68.4
Realized loss on derivatives (3)	22.1	16.4
Loss on extinguishment of debt (4)	20.5	7.0
Development Expense (2)	0.6	—
Adjusted net income (excluding certain items)	$83.0	$58.3

Net income (loss)	$57.1	$(45.4)
Adjustments:
Interest expense	7.1	4.2
Loss on extinguishment of debt (4)	20.5	7.0
Income tax expense	0.8	0.7
Depreciation, amortization and accretion	9.7	8.5
Equity-based compensation expense (5)	1.1	11.4
Unrealized (gain) loss on derivatives	(18.4)	68.4
Plus: Realized loss on derivatives (3)	22.1	—
Adjusted EBITDA	$100.0	$54.8

Three Months Ended
March 31, 2013
($ in millions)
(unaudited)
Calculation of Cash Available for Distribution
Adjusted EBITDA	$100.0

Adjustments
Less: Debt service	(6.2)
Less: Capital expenditures exclusive of prefunded items (6)	(2.0)
Less: Income tax	(0.7)
Less: Reserve for catalyst turnaround	(5.9)
Less: Distribution payments on awarded non-vested LTIPs	(0.2)
Plus: Adjustment for inventory purchased for turnaround (7)	7.2
Plus: Insurance reserve (8)	0.5
Plus: Pre-Funded Development Expenses (2)	0.4
Cash available for distribution	$93.1

Common units outstanding for purposes of calculating distribution*	139,008,091

Per unit cash distribution	$0.67

* Represents outstanding units on date of record, May 6, 2013. Does not include participating awards granted under our Long Term Incentive Plan (849,686 units at May 6, 2013).

Cash available for distribution is not a recognized term under GAAP.  The measure most directly comparable to cash available for distribution is cash provided by operating activities for which we have reconciled to Adjusted EBITDA, and in addition reconciled Adjusted EBITDA to net income (loss).  Cash available for distribution should not be considered in isolation or as an alternative to net income (loss) or operating income.  Cash available for distribution as reported by the Partnership may not be comparable to similarly titled measures of other entities.

	As of March 31,	As of December 31,
	2013	2012
	($ in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$42.4	$31.4
Working capital (9)	145.2	108.4
Total assets	839.7	798.1
Total debt	365.0	341.3
Partners’ capital	371.0	329.9

	Three Months Ended
	March 31,
	2013	2012
	($ in millions)
	(unaudited)
Other Financial Data:
Cash flows provided by operating activities	$28.4	$75.8
Cash flows used in investing activities	(15.8)	(6.2)
Cash flows used in financing activities	(1.6)	(52.2)
Net cash inflow	$11.0	$17.4

Capital expenditures	$15.8	$6.2

Reconciliation of Cash Flows From Operating Activities to Adjusted EBITDA:
Cash provided by operating activities	$28.4	75.8
Changes in current assets and current liabilities	35.6	(24.9)
Income tax expense	0.8	0.7
Change in deferred taxes	(0.1)	(0.2)
Amortization of deferred financing costs	(0.9)	(0.8)
Interest expense	7.1	4.2
Term loan premium expense	7.0	—
Realized loss on derivatives (3)	22.1	—
Adjusted EBITDA	$100.0	$54.8

(1)         Management fee consists of the expense incurred through our advisory services agreement with Lindsay Goldberg LLC. This agreement terminated upon the closing of the Initial Public Offering (IPO) in May 2012, and the amount outstanding at the time was waived by Lindsay Goldberg LLC.

(2)         Development expense includes preliminary engineering and design work for capital projects which do not qualify for capitalization under GAAP.

(3)         Effective May 9, 2012, pursuant to the Omnibus Agreement, to the extent that we make payments for realized losses under the Propane Swaps, PL Manufacturing and the PL Manufacturing Members, through our General Partner, will be responsible for making quarterly capital contributions to us in an amount equal to the net amount due to the propane swap counterparty for the applicable fiscal quarter. PL Manufacturing and the PL Manufacturing Members will contribute approximately $22.1 million to the Partnership in May 2013 for realized losses on the Propane Swaps in the quarter ended March 31, 2013.

(4)         The 2012 loss on extinguishment of debt consists of the write-off of existing deferred financing costs incurred for our term loan and revolving credit facility which were extinguished in March 2012. The 2013 loss consists of the write-off of deferred financing costs, original issue discount, and retirement premium to refinance our term loan B outstanding balance of $347.4 million and amend and extend our $120 million revolving credit facility by replacing it with a $170 million line of credit.

(5)         The 2012 expense consists of non-cash compensation expense for outstanding pre-IPO equity awards that were granted to employees and management of our Predecessor and affiliated companies and borne by the pre-IPO investors. These awards were granted starting in 2008 and became fully vested in conjunction with the closing of the IPO. There is no remaining expense to be recognized for these awards. The 2013 expense consists of non-cash unit-based compensation granted to employees and independent directors.

(6)         Represents one-fourth of our estimated 2013 maintenance capital spending, excluding spending on items prefunded by the pre-IPO investors.

(7)         The adjustment for inventory purchased for the turnaround represents the difference between the actual cost of sales and the cost of sales calculated excluding the impact of the purchased inventory.

(8)         The insurance reserve of $0.5 million represents costs incurred during January 2013 for our plant outage which is expected to be received under our insurance policies. The Partnership has not recorded a receivable for the estimated insurance claim reimbursement.

(9)         Working capital is defined as current assets, including cash, less current liabilities, excluding the term loan and the fair value of derivative assets and liabilities.

SOURCE: PetroLogistics LP